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                                                                    Exhibit 3.1

                  SECOND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            SUCCESS BANCSHARES, INC.

     SUCCESS BANCSHARES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware
("Corporation"),

     DOES HEREBY CERTIFY:

     ONE: Pursuant to Section 245 of the General Corporation Law of the State of Delaware, this Second Restated Certificate of Incorporation amends, restates and integrates the provisions of the Corporation's Restated Certificate of Incorporation.

     TWO: The name under which the Corporation was originally incorporated was Lincolnshire Bancshares, Inc. The Corporation's Certificate of Incorporation was filed in the office of the Secretary of State of Delaware on September 20, 1984, and amendments thereto were filed on each of October 9, 1986, November 26, 1986, and November 25, 1987. The Corporation's Restated Certificate of Incorporation was filed in the office of the Secretary of State of Delaware on November 25, 1987, and amendments thereto were filed on each of October 16, 1991, June 11, 1993, December 24, 1996, and July 24, 1997.

     THREE: The Second Restated Certificate of Incorporation of the Corporation was duly adopted by the Board of Directors and the stockholders of the Corporation in accordance with Section 245 of the Delaware General Corporation Law, as amended.

     FOUR: The text of the Restated Certificate of Incorporation is hereby amended and restated by striking out Article FOURTH and Articles SIXTH through TENTH, and by substituting in lieu thereof, a new Article FOURTH and new Articles SIXTH through TENTH, as set forth below:

     FIRST. The name of the corporation is Success Bancshares, Inc. (the "CORPORATION").

     SECOND. The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH. (a) The total number of shares of stock which the Corporation shall have authority to issue is Eight Million Five Hundred Thousand (8,500,000), consisting of Seven Million Five Hundred Thousand (7,500,000) shares of Common Stock, par value $0.001 per share ("COMMON STOCK") and One Million (1,000,000) shares of Preferred Stock, par value $0.001 per share ("PREFERRED STOCK").

     (b) Shares of Preferred Stock may be issued in one or more series, from time to time, with each such series to consist of such number of shares and to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors of the Corporation (the "BOARD OF DIRECTORS"), and the Board of Directors is hereby expressly vested with authority, to the full extent now or hereafter provided by law, to adopt any such resolution or resolutions.


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     The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

     (i) The number of shares constituting that series and the distinctive designation of that series;

     (ii) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

     (iii) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

     (iv) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

     (v) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

     (vi) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

     (vii) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

     (viii) Any other relative rights, preferences and limitations of that series.

     FIFTH. Unless and except to the extent that the By-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

     SIXTH. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, alter, amend and repeal the By-laws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any By-laws whether adopted by them or otherwise; provided, however, that the affirmative vote of 80% of the voting power of the capital stock of the Corporation entitled to vote thereon shall be required for stockholders to adopt, amend, alter or repeal any provision of the By-laws.

     SEVENTH. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

     EIGHTH. Action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders.


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     NINTH. Except as otherwise provided for or fixed by or pursuant to the provisions of Article FOURTH of this Certificate of Incorporation or any resolution or resolutions of the Board of Directors providing for the issuance of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the Board of Directors shall consist of not fewer than five (5) nor more than eleven (11) directors, the exact number of directors within such limits to be determined solely by the Board of Directors in the manner set forth in the By-laws of the Corporation. The directors, other than those who may be elected by the holders of Preferred Stock or any other class or series of stock having a preference over the Common Stock as to dividends or upon liquidation pursuant to the terms of this Certificate of Incorporation or any resolution or resolutions providing for the issuance of such class or series of stock adopted by the Board of Directors, shall be divided into three classes, as nearly equal in number as possible. The initial Class I Directors shall serve for a term expiring at the annual meeting of stockholders of the Corporation in 1998; the initial Class II Directors shall serve for a term expiring at the annual meeting of stockholders in 1999; and the initial Class III Directors shall serve for a term expiring at the annual meeting of stockholders in 2000. Each director in each such class shall hold office until his or her successor is duly elected and qualified. At each annual meeting of stockholders beginning with the annual meeting of stockholders in 1998, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in the third year following the year of their election, with each director in each such class to hold office until his or her successor is duly elected and qualified. The affirmative vote of 80% of the voting power of the capital stock of the Corporation entitled to vote thereon shall be required to amend, alter or repeal this Article NINTH, or any provision of the Certificate of Incorporation or By-laws affecting the size of the Board of Directors or the election of Directors.

     TENTH. The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article; provided, however, that the affirmative vote of 80% of the voting power of the capital stock of the Corporation entitled to vote thereon shall be required to amend, alter or repeal, or adopt any provision inconsistent with, whether by amendment, merger or otherwise, the provisions of Articles SIXTH, SEVENTH, EIGHTH, NINTH or TENTH.

     IN WITNESS WHEREOF, said SUCCESS BANCSHARES, INC. has caused this Certificate to be signed by Saul D. Binder, its President this 24th day of July, 1997.

                                         SUCCESS BANCSHARES, INC.


                                         By:
                                            --------------------------
                                            Saul D. Binder, President






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